POWER OF ATTORNEY

Know all by these presents,  that the undersigned hereby  constitutes and appoints each of Karen G. Narwold, Nicole C. Daniel, and Jacob B. Wilson or any of them acting singly and with full power of substitution, the undersigned's true and lawful attorney-in-fact  to:

(1)
execute for and on behalf of the undersigned, in the undersigned's capacity as an officer and/or director of Albemarle Corporation  (the "Company"), Forms 3, 4 and 5  in accordance with Section 16(a) of the Securities Exchange Act of 1934, as amended, and the rules thereunder;

(2)
do and perform any and all acts for and on behalf of the undersigned that may be necessary  or desirable to complete and execute any such Form 3, 4 or 5, complete and execute any amendment or amendments thereto, and timely file such form with the United States Securities and Exchange Commission and any stock exchange or similar authority; and

(3)
take any other action of any type whatsoever in connection with the foregoing  that, in the opinion of such attorney-in-fact, may be of benefit to, in the best interest of, or legally required by, the undersigned, it being understood that the documents executed  by such attorney-in-fact on behalf of the undersigned  pursuant to this Power  of Attorney shall be in such form and shall contain such terms and conditions as such attorney-in-fact may approve in such attorney-in-fact's discretion.

The undersigned  hereby grants to each such attorney-in-fact full power and authority to do and perform any and every act and thing whatsoever requisite, necessary or proper  to be done in the exercise of any of the rights and powers herein granted, as fully to all intents and purposes as the undersigned might or could do if personally  present, with full power of substitution or revocation,  hereby ratifying and confirming all that such attorney-in-fact, or such attorney-in-fact's substitute or substitutes, shall lawfully do or cause to be done by virtue of this power of attorney and the rights and powers herein granted. The undersigned acknowledges  that the foregoing  attorneys-in-fact, in serving  in such capacity at the request of the undersigned,  are not assuming, nor is the Company assuming, any of the undersigned's responsibilities to comply with Section 16 of the Securities  Exchange Act of 1934, as amended.

This Power of Attorney shall remain in full force and effect until the undersigned is no longer required to file Forms 3, 4 and 5 with respect to the undersigned's  holdings of and transactions in securities issued by the Company, unless earlier revoked by the undersigned in a signed writing delivered to the foregoing attorneys-in-fact.

IN WITNESS WHEREOF, the undersigned has caused this Power of Attorney to be executed as of this 29th day of April, 2013

/s/ Gerald A. Steiner
Gerald A. Steiner